Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 11, 2019 with respect to the consolidated financial statements of Hawk Parent Holdings LLC and Subsidiaries contained in this Amendment No. 2 to the Registration Statement. We consent to the use of the aforementioned report in this Amendment No. 2 to the Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

May 21, 2019